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                                                                    EXHIBIT 10.3

                       FIRST AMENDMENT TO LEASE AGREEMENT

This FIRST AMENDMENT TO LEASE AGREEMENT is executed effective as of March 4, 2001 and shall supplement and form a part of that certain Lease Agreement ("LEASE") dated January 18, 2001, by and between CBPBC Phase VIII, LLC, a Texas limited liability company ("LANDLORD") and Nucentrix Broadband Networks, Inc., a Delaware corporation ("TENANT"), for Suite 2000, 4120 International Parkway, Carrollton, Texas, as more particularly described upon Exhibit A to the Lease. The Lease is incorporated herein by reference. Where any terms or conditions contained herein conflict with any terms or conditions contained in the Lease, the terms and conditions contained herein shall control. Otherwise, the Lease is ratified and affirmed and all terms and conditions therein shall remain in full force and effect. Terms herein not otherwise defined shall have the same meanings assigned to such terms in the Lease.

         IN CONSIDERATION OF the mutual covenants and conditions stated in the Lease and herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

(1) Without waiver of any of Tenant's other rights under the Lease (including, but not limited to, those rights contained in Exhibits E, H and J of the Lease), Landlord and Tenant hereby acknowledge and agree the Rentable Square Feet in the Premises shall be reduced from 28,000 to 21,000, as more specifically depicted in Exhibit A hereto. Accordingly, the monthly basic rental amount shall be modified as follows:



            Lease Month          Annual Rate Per RSF       Basic Monthly Rental
   91st day after Commencement
             Date - 12                       $21.00              $36,750.00

               13 - 24                       $21.50              $37,625.00

               25 - 60                       $22.50              $39,375.00

               61 - 123                      $25.50              $44,625.00

Tenant's Proportionate Share shall be adjusted to reflect the new square footage of the Premises as follows: 20.3883% which is the percentage obtained by dividing (a) the 21,000 Rentable Square Feet in the Premises by (b) the Total Rentable Square Feet in the Building. The Rentable Square Feet of the Premises and the Building and Tenant's Proportionate Share shall be adjusted (if required) as provided in the Basic Lease Information section of the Lease.

(2) In consideration for Landlord's agreement to reduce the Premises, Tenant hereby agrees to pay the following costs (collectively, the "REDUCTION COSTS"): (a) the actual costs of installing a corridor in the second floor of the Building, as more specifically



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         depicted in Exhibit B hereto, using Building-standard materials in
         Building-standard quantities (which costs are currently estimated to be $50,000); (b) $106,000, representing the broker's commissions paid by Landlord to Staubach Company and Billingsley Company with respect to the 7,000 Rentable Square Feet surrendered by Tenant (the "SURRENDERED SPACE"); (c) $700, representing the space planning costs associated with future occupancy of the Surrendered Space ($.10 per Rentable Square Foot); and (d) the 2% increase of the construction management fee payable to Billingsley Development Corporation.

Upon completion of the work with respect to the corridor, Landlord shall provide Tenant with written notice (the "CORRIDOR NOTICE") itemizing the total costs incurred in connection with such work, including copies of invoices related thereto and thereafter for a period of 12 months, the monthly Basic Rental shall be increased by an amount equal to the monthly payments that would be due on a loan whose original principal balance equals the Reduction Costs, whose interest rate equals 12% per annum, and which is payable in monthly installments of principal and interest over 12 calendar months, beginning on the first day of the first calendar month following Tenant's receipt of the Corridor Notice.

Except as expressly amended hereunder, all other terms, covenants and conditions of the Lease are ratified and affirmed and shall remain in full force and effect.


Executed as of the date first written above.

LANDLORD:                                    TENANT:
CBPBC PHASE VIII, LLC,                       NUCENTRIX BROADBAND
A TEXAS LIMITED LIABILITY COMPANY            NETWORKS, INC.,
                                             A DELAWARE CORPORATION


By: /s/ Mack Dennis                          By: /s/ J. David Darnell
Name: Mack Dennis                            Name: J. David Darnell
Title: Manager                               Title: Senior V.P. and CFO



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